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Exhibit 32.1

Section 1350 Certification

        In connection with the Annual Report of Athlon Energy Inc. ("Athlon") on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), I, Robert C. Reeves, Chief Executive Officer of Athlon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Athlon.

Date: March 7, 2014

/s/ ROBERT C. REEVES Robert C. Reeves President and Chief Executive Officer

        A signed original of this written statement required by Section 906 has been provided to Athlon and will be retained by Athlon and furnished to the SEC or its staff upon request.

Note: The certification of the registrant furnished in this exhibit is not deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

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  Exhibit 32.1
Section 1350 Certification